Exhibit 99.1

101 East Grand River, P.O. Box 800

Howell, Michigan 48844-0800

517.546.3150

fnbh.com

For Immediate Release	For More Information
January 10, 2014	Tom Gisewhite, VP Marketing Director
517.545.2207

First National Bank Announces Recapitalization And Rights Offering

Livingston County, MI. First National Bank, the only financial institution headquartered in Livingston County, is pleased to announce completion of a successful recapitalization through the closing of a Private Placement transaction which generated $16.4 million in net capital proceeds for the Bank’s parent company, FNBH Bancorp, Inc.

Ron Long, President and CEO of First National Bank, stated, “First National’s recapitalization is great news for the economic prosperity of our community. The importance of having decisions made locally cannot be overstated.” Long added, “Customers’ direct access to bank management and board members provides real and tangible value for residents and business owners here in our community.”

The Company also announced a forthcoming Rights Offering to provide existing shareholders an opportunity to participate in the recapitalization at the same common share price as the Private Placement participants. The Company anticipates the Rights Offering will be completed during first or second quarter of 2014.

Phil Utter, Chairman of the Board of Directors of First National Bank, stated, “The Company’s Board of Directors shares a strong connection to Livingston County and a genuine interest in serving the area with a locally headquartered and managed community bank. Each of us believes in the importance of allowing all of our existing shareholders to participate in the recapitalization and future success of our Company.”

Utter continued, “The bottom line is that First National is led by a Board of Directors, management team and staff who know, understand and appreciate the uniqueness of the Livingston County market and the strong character of Livingston County residents. Just as importantly, the Board is committed to the success of a locally owned and managed community bank focused on providing superior quality service, attention to detail and delivery of value-added financial solutions to our community’s residents and business owners.”

Long noted, “Recapitalization of the Bank reaffirms the powerful impact of Livingston’s vibrant community and how buying and banking locally has a positive ripple effect across the county. By choosing to bank with First National’s eight local offices, our customers’ deposits provide funding for loans to support our fellow neighbors, residents and business owners in Livingston County. Over the years, this sense of community has enabled First National to consistently support local community initiatives, groups and events – accumulating to well over a million dollars contributed in support of local civic and community ventures.”

Long concluded, “We sincerely appreciate the community’s unwavering support as the Bank worked through the Great Recession and its recapitalization. Our next priority is to get the Bank’s $100 million in existing liquidity loaned back into the local community. We appreciate the community’s support in choosing First National as its lending and banking solution.”

FNBH Bancorp has filed a registration statement relating to the securities to be offered in the Rights Offering with the Securities and Exchange Commission but it has not yet become effective. The securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation, or sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. The Rights Offering will be made only by means of a prospectus, copies of which will be mailed to all eligible shareholders.

First National Bank has been an integral part of the Livingston County community for more than 120 years and has been recognized for ten consecutive years as Livingston County’s best bank in the Reader’s Choice Awards conducted by the Livingston County Press and Argus. First National takes great pride in its corporate citizenship and is respected for its support of causes and events that add to the quality of life across Livingston County. See our complete story at www.fnbh.com.  ###

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to the Company's management as of the date of this announcement and do not purport to speak as of any other date. Forward-looking statements include descriptions of the Company’s plans to conduct the rights offering, the timing and terms of such rights offering, and the potential use of proceeds from any such rights offering. Such statements reflect the view of the Company's management as of this date with respect to future events and are not guarantees of future events or performance, involve assumptions and are subject to substantial risks and uncertainties, such as the actions and decisions of regulatory authorities, investors, and other third parties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include events that may occur that could cause the Company to change the terms of the rights offering, delay the rights offering, or cancel the rights offering. Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions, or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this announcement or in any documents, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.